embecta Completes Acquisition of Owen Mumford Holdings Limited

PARSIPPANY, N.J., May 15, 2026 -- Embecta Corp. ("embecta") (Nasdaq: EMBC), a global leader in diabetes care technology, today announced that it has completed its previously announced transaction to acquire Owen Mumford Holdings Limited ("Owen Mumford"), a privately held, UK-based innovator and manufacturer of medical devices and drug delivery technologies.

On March 19, 2026, the two companies announced a definitive agreement for embecta to acquire Owen Mumford for an upfront cash payment of £100 million and up to an additional £50 million in performance-based payments based on net sales of the Aidaptus® next generation auto-injector platform in the three-year period following the closing.

The transaction accelerates embecta's strategic transformation into a broad-based medical supplies company which provides drug delivery platforms to pharmaceutical companies and serves chronic care patients in the obesity, diabetes, autoimmune diseases and anaphylaxis markets. It provides embecta a differentiated drug-delivery platform designed to support pharmaceutical partners across multiple therapeutic areas and a strong underlying intellectual property portfolio, including the next-generation Aidaptus® auto-injector platform. It further adds a product portfolio of chronic care devices and leverages core manufacturing strengths in high volume medical products by combining Owen Mumford's device design, molding and assembly capabilities in drug-delivery systems with embecta's global commercial and distribution infrastructure, and large-scale manufacturing expertise, creating opportunities for expanding geographic reach and operational efficiencies.

About embecta

embecta is a global company that is advancing its 100-year legacy in insulin delivery to become a broad-based medical supplies company, helping to improve lives through innovative solutions, partnerships, and the passion of approximately 2,500 employees around the globe. For more information, visit embecta.com or follow our social channels on LinkedIn, Facebook, and Instagram.

About Owen Mumford

Founded in 1952 and headquartered in Oxfordshire, United Kingdom, Owen Mumford is a medical technology company with more than 70 years of innovation in healthcare device development. The company has built a strong reputation as a trusted partner to pharmaceutical and biotechnology companies, developing drug delivery technologies that support the administration of complex therapies, including its next-generation Aidaptus® auto-injector platform designed to enable future pharmaceutical partnerships. In addition to its drug delivery capabilities, Owen Mumford also offers a portfolio of medical devices used in chronic care and point-of-care applications, including self-injection, diagnostics and other patient-focused healthcare solutions distributed in markets around the world.

SAFE HARBOR STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This press release contains express or implied "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995 and other securities laws. These forward-looking statements concern our current expectations regarding strategic direction and priorities and expectations regarding our acquisition of Owen Mumford. These forward-looking statements are subject to various known and unknown risks, uncertainties and other factors, and you should not rely upon them except as statements of our present intentions and of our present expectations, which may or may not occur. When we use words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “pursue,” “will,” “goal” or similar expressions, we are making forward-looking statements. Although we believe that our forward-looking statements are based on reasonable assumptions, our expected results may not be achieved, and actual results may differ materially from our expectations. In addition, important factors that could cause actual results to differ from expectations include, among others, the risks described in our periodic reports filed with the Securities and Exchange Commission, including under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, as further updated by our Quarterly Reports on Form 10-Q we have filed or will file hereafter. Except as required by law, we undertake no obligation to update any forward-looking statements appearing in this release.

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